EXHIBIT 3.3
                           Amended and Restated Bylaws

                           AMENDED AND RESTATED BYLAWS

                                       OF

                        MASTER DISTRIBUTION SYSTEMS, INC.


                                  JUNE 28, 2004


                                    ARTICLE I

                           OFFICES AND CORPORATE SEAL

     SECTION 1.1 Registered Office. The registered office of Master Distribution Systems, Inc., (hereinafter the "Corporation") in the State of Nevada shall be c/o Ralph Kinkade, 4063 Knoblock Road, Carson City, Nevada 89706. In addition to its registered office, the Corporation shall maintain a principal office at a location determined by the Board. The Board of Directors may change the Corporation's registered office and principal office from time to time.

     SECTION 1.2 Other Offices. The Corporation may also maintain offices at such other place or places, either within or without the State of Nevada, as may be designated from time to time by the Board of Directors (hereinafter the "Board"), and the business of the Corporation may be transacted at such other offices with the same effect as that conducted at the principal office.

     SECTION 1.3 Corporate Seal. A corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of the Corporation, but nevertheless if in any instance a corporate seal be used, the same shall be a circle having on the circumference thereof the name of the Corporation and in the center the words "corporate seal", the year incorporated, and the state where incorporated.

                                   ARTICLE II

                                  SHAREHOLDERS

     SECTION 2.1 Shareholders Meetings. All meetings of the shareholders shall be held at the principal office of the Corporation between the hours of 9:00 a.m. and 5:00 p.m., or at such other time and place as may be fixed from time to time by the Board, or in the absence of direction by the Board, by the President or Secretary of the Corporation, either within or without the State of Nevada, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. A special or annual meeting called by shareholders owning a majority of the entire capital stock of the Corporation pursuant to Sections 2.2 or 2.3 shall be held at the place designated by the shareholders calling the meeting in the notice of the meeting or in a duly executed waiver of notice thereof.

     SECTION 2.2 Annual Meetings. Annual meetings of shareholders shall be held on a date designated by the Board of Directors or if that day shall be a legal holiday, then on the next succeeding business day, or at such other date and time as shall be designated from time to time by the Board and stated in the notice of the meeting. At the annual meeting, shareholders shall elect the Board and transact such other business as may properly be brought before the meeting. In the event that an annual meeting is not held on the date specified in this


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ARTICLE II - continued

Section 2.2, the annual meeting may be held on the written call of the shareholders owning a majority of the entire capital stock of the Corporation issued, outstanding, and entitled to vote.

     SECTION 2.3 Special Meetings of Shareholders. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by Nevada statute or by the Articles of Incorporation (hereinafter the "Articles"), may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board, or at the request in writing of shareholders owning a majority of the entire capital stock of the Corporation issued, outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. In the event that the President or Secretary fails to call a meeting pursuant to such a request, a special meeting may be held on the written call of the shareholders owning a majority of the entire capital stock of the Corporation issued, outstanding, and entitled to vote.

     SECTION 2.4 List of Shareholders. The officer who has charge of the stock transfer books for shares of the Corporation shall prepare and make, no more than two (2) days after notice of a meeting of shareholders is given, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each shareholder. Such list shall be open to examination and copying by any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder present.

     SECTION 2.5 Notice of Shareholders Meetings. Written notice of the annual meeting stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given, either personally or by mail, to each shareholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, such notice shall be deemed to be delivered when mailed to the shareholder at his address as it appears on the stock transfer books of the Corporation. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice unless determined otherwise by the unanimous vote of the holders of all of the issued and outstanding shares of the Corporation present at the meeting in person or represented by proxy.

     SECTION 2.6 Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of, or permitted to vote at, any meeting of shareholders or any adjournment thereof, or for the purpose of determining shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of, or permitted to vote at, a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the board may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action


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ARTICLE II - continued

requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of, or permitted to vote at, a meeting of shareholders, or for the determination of shareholders entitled to receive payment of a dividend, the record date shall be 4:00 p.m. on the day before the day on which notice of the meeting is given or, if notice is waived, the record date shall be the day on which, and the time at which, the meeting is commenced. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, provided that the board may fix a new record date for the adjourned meeting and further provided that such adjournments do not in the aggregate exceed thirty (30) days. The record date for determining shareholders entitled to express consent to action without a meeting pursuant to
Section 2.9 shall be the date on which the first shareholder signs the consent.

     SECTION 2.7 Quorum and Adjournment.

          (a) The holders of a majority of the shares issued, outstanding, and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by Nevada statute or by the Articles.

          (b) Business may be conducted once a quorum is present and may continue until adjournment of the meeting notwithstanding the withdrawal or temporary absence of sufficient shares to reduce the number present to less than a quorum. Unless the vote of a greater number or voting by classes is required by Nevada statute or the Articles, the affirmative vote of the majority of the shares then represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders; provided, however, that if the shares then represented are less than required to constitute a quorum, the affirmative vote must be such as would constitute a majority if a quorum were present; and provided further, that the affirmative vote of a majority of the shares then present shall be sufficient in all cases to adjourn a meeting.

          (c) If a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting to another time or place, without notice other than announcement at the meeting at which adjournment is taken, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     SECTION 2.8 Voting. At every meeting of the shareholders, each shareholder shall be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder, but no proxy shall be voted or acted upon after six (6) months from its date, unless the proxy provides for a longer period not to exceed seven (7) years.

     SECTION 2.9 Action Without Meeting. Any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority


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ARTICLE II - continued

of the outstanding shares entitled to vote with respect to the subject matter of the action unless a greater percentage is required by law in which case such greater percentage shall be required.

     SECTION 2.10 Waiver. A shareholder's attendance at a meeting shall constitute a waiver of any objection to defective notice or lack of notice of the meeting unless the shareholder objects at the beginning of the meeting to holding the meeting or transacting business at the meeting, and shall constitute a waiver of any objection to consideration of a particular matter at the meeting unless the shareholder objects to considering the matter when it is presented. A shareholder may otherwise waive notice of any annual or special meeting of shareholders by executing a written waiver of notice either before, at or after the time of the meeting.

     SECTION 2.11 Conduct of Meetings. Meetings of the shareholders shall be presided over by a chairman to be chosen, subject to confirmation after tabulation of the votes, by a majority of the shareholders entitled to vote at the meeting who are present in person or by proxy. The secretary for the meeting shall be the Secretary of the Corporation, or if the Secretary of the Corporation is absent, then the chairman initially chosen by a majority of the shareholders shall appoint any person present to act as secretary. The chairman shall conduct the meeting in accordance with the Corporation's Articles, Bylaws and the notice of the meeting, and may establish rules for conducting the business of the meeting. After calling the meeting to order, the chairman initially chosen shall call for the election inspector, or if no inspector is present then the secretary of the meeting, to tabulate the votes represented at the meeting and entitled to be cast. Once the votes are tabulated, the shares entitled to vote shall confirm the chairman initially chosen or shall choose another chairman, who shall confirm the secretary initially chosen or shall choose another secretary in accordance with this section. If directors are to be elected, the tabulation of votes present at the meeting shall be announced prior to the casting of votes for the directors.

     SECTION 2.12 Election Inspector. The Board of Directors, in advance of any shareholders meeting, may appoint an election inspector to act at such meeting. If an election inspector is not so appointed or is not present at the meeting, the chairman of the meeting may, and upon the request of any person entitled to vote at the meeting shall, make such appointment. If appointed, the election inspector will determine the number of shares outstanding, the authenticity, validity and effect of proxies and the number of shares represented at the meeting in person and by proxy; receive and count votes, ballots and consents and announce the results thereof; hear and determine all challenges and questions pertaining to proxies and voting; and, in general, perform such acts as may be proper to ensure the fair conduct of the meeting.



                                   ARTICLE III

                                    DIRECTORS

     SECTION 3.1 Number and Election. The number of directors that shall constitute the whole Board shall initially be three; provided, such number may be changed by the shareholders so long as the number of directors shall not be less than one or more than nine. Directors shall be elected by the shareholders, and each director shall serve until the next annual meeting and until his successor is elected and qualified, or until resignation or removal.

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ARTICLE III - continued

     SECTION 3.2 Powers. The business and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts as are not by Nevada statute, the Articles, or these Bylaws directed or required to be exercised or done by the shareholders.

     SECTION 3.3. Resignation of Directors. Any director may resign his office at any time by giving written notice of his resignation to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if no time be specified therein, at the time of the receipt thereof, and the acceptance thereof shall not be necessary to make it effective.

     SECTION 3.4 Removal of Directors. Any director or the entire Board may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors at a meeting of shareholders called expressly for that purpose.

     SECTION 3.5 Vacancies. Vacancies resulting from the resignation or removal of a director and newly created directorships resulting from any increase in the authorized number of directors shall be filled by the shareholders in accordance with Section 3.1.

     SECTION 3.6 Place of Meetings. Unless otherwise agreed by a majority of the directors then serving, all meetings of the Board of Directors shall be held at the Corporation's principal office between the hours of 9:00 a.m. and 5:00 p.m., and such meetings may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 3.6 shall constitute presence in person at such meeting.

     SECTION 3.7 Annual Meetings. Annual meetings of the Board shall be held immediately following the annual meeting of the shareholders and in the same place as the annual meeting of shareholders. In the event such meeting is not held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board, or as shall be specified in a written waiver of notice by all of the directors.

     SECTION 3.8 Regular Meetings. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

     SECTION 3.9 Special Meetings. Special meetings of the Board may be called by the President or the Secretary with seven (7) days notice to each director, either personally, by mail, by telegram, or by telephone; special meetings shall be called in like manner and on like notice by the President or Secretary on the written request of two (2) directors and shall in such case be held at the time requested by those directors, or if the President or Secretary fails to call the special meeting as requested, then the meeting may be called by the two requesting directors and shall be held at the time designated by those directors in the notice.

     SECTION 3.10 Quorum and Voting. A quorum at any meeting of the Board shall consist of a majority of the number of directors then serving, but not less than two (2) directors, provided that if and when a Board comprised of one member is authorized, or in the event that only one director is then serving, then one director shall constitute a quorum. If a quorum shall not be present at any meeting of the Board, the directors then present may adjourn the meeting to another time or place, without notice other than announcement at the meeting,


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ARTICLE III - continued

until a quorum shall be present. If a quorum is present, then the affirmative vote of a majority of directors present is the act of the Board of Directors.

     SECTION 3.11 Action Without Meeting. Unless otherwise restricted by the Articles or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     SECTION 3.12 Committees of the Board. The Board, by resolution, adopted by a majority of the full Board, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution and permitted by law, shall have and may exercise all the authority of the Board. The Board, with or without cause, may dissolve any such committee or remove any member thereof at any time. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed by law.

     SECTION 3.13 Compensation. To the extent authorized by resolution of the Board and not prohibited or limited by the Articles, these Bylaws, or the shareholders, a director may be reimbursed by the Corporation for his expenses, if any, incurred in attending a meeting of the Board of Directors, and may be paid by the Corporation a fixed sum or a stated salary or both for attending meetings of the Board. No such reimbursement or payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 3.14 Waiver. A director's attendance at or participation in a meeting shall constitute a waiver of any objection to defective notice or lack of notice of the meeting unless the director objects at the beginning of the meeting or promptly upon his arrival to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. A director may otherwise waive notice of any annual, regular or special meeting of directors by executing a written notice of waiver either before or after the time of the meeting.

     SECTION 3.15 Chairman of the Board. A Chairman of the Board may be appointed by the directors. The Chairman of the Board shall perform such duties as from time to time may be assigned to him by the Board, the shareholders, or these Bylaws. The Vice Chairman, if one has been elected, shall serve in the Chairman's absence.

     SECTION 3.16 Conduct of Meetings. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside, in the following order of precedence:

     (a)  The Chairman of the Board;
     (b)  The Vice Chairman;
     (c)  The President of the Corporation; or
     (d) A director chosen by a majority of the directors present, or if a majority is unable to agree on who shall act as chairman, then the director with the earliest date of birth shall act as the chairman.

     The Secretary of the Corporation, or if he shall be absent from such meeting, the person whom the chairman of such meeting appoints, shall act as secretary of such meeting and keep the minutes thereof. The order of business and rules of procedure at each meeting of the Board shall be determined by the


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ARTICLE III - continued

chairman of such meeting, but the same may be changed by the vote of a majority of those directors present at such meeting. The Board shall keep regular minutes of its proceedings.


                                   ARTICLE IV

                                    OFFICERS

     SECTION 4.1 Titles, Offices, Authority. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President, a Secretary and a Treasurer, and may, but need not, include a Chairman, a Vice Chairman, a Chief Executive Officer, a Chief Operating Officer, a Vice President, additional Vice Presidents, one or more assistant secretaries and assistant treasurers, or any other officer appointed by the Board. Any number of offices may be held by the same person, unless the Articles or these Bylaws otherwise provide. If only one person is serving as an officer of this Corporation, he or she shall be deemed to be President and Secretary. An officer shall have such authority and shall perform such duties in the management of the Corporation as may be provided by the Articles or these Bylaws, or as may be determined by resolution of the Board or the shareholders in accordance with
Article V.

     SECTION 4.2 Subordinate Officers. The Board may appoint such subordinate officers, agents or employees as the Board may deem necessary or advisable, including one or more additional Vice Presidents, one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have authority and perform such duties as are provided in these Bylaws or as the Board may from time to time determine. The Board may delegate to any executive officer or to any committee the power to appoint any such additional officers, agents or employees. Notwithstanding the foregoing, no assistant secretary or assistant treasurer shall have power or authority to collect, account for, or pay over any tax imposed by any federal, state or city government.

     SECTION 4.3 Appointment, Term of Office, Qualification. The officers of the Corporation shall be appointed by the Board and each officer shall serve at the pleasure of the Board until the next annual meeting and until a successor is appointed and qualified, or until resignation or removal.

     SECTION 4.4 Resignation. Any officer may resign his office at any time by giving written notice of his resignation to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if no time be specified therein, at the time of the receipt thereof, and the acceptance thereof shall not be necessary to make it effective.

     SECTION 4.5 Removal. Any officer or agent may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

     SECTION 4.6 Vacancies. A vacancy in any office, because of death, resignation, removal, or any other cause, shall be filled for the unexpired portion of the term in the manner prescribed in Sections 4.1, 4.2 and 4.3 of this Article IV for appointment to such office.

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ARTICLE IV - continued

     SECTION 4.7 The President. The President shall preside at all meetings of shareholders. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board, shall in general supervise and control all of the business and affairs of the Corporation. He may sign, when authorized by the Board, certificates for shares of the Corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of the President and such other duties as may be prescribed by the Board from time to time.

     SECTION 4.8 The Vice President. Each Vice President shall have such powers and perform such duties as the Board or the President may from time to time prescribe and shall perform such other duties as may be prescribed by these Bylaws. At the request of the President, or in case of his absence or inability to act, the Vice President or, if there shall be more than one Vice President then in office, then one of them who shall be designated for the purpose by the President or by the Board shall perform the duties of the President, and when so acting shall have all powers of, and be subject to all the restrictions upon, the President.

     SECTION 4.9 The Secretary. The Secretary shall act as secretary of, and keep the minutes of, all meetings of the Board and of the shareholders; he shall cause to be given notice of all meetings of the shareholders and directors; he shall be the custodian of the seal of the Corporation and shall affix the seal, or cause it to be affixed, to all proper instruments when deemed advisable by him; he shall have charge of the stock book and also of the other books, records and papers of the Corporation relating to its organization as a Corporation, and shall see that the reports, statements and other documents required by law are properly kept or filed; and he shall in general perform all the duties incident to the office of Secretary. He may sign, with the President, certificates of stock of the Corporation. He shall also have such powers and perform such duties as are assigned to him by these Bylaws, and he shall have such other powers and perform such other duties, not inconsistent with these Bylaws, as the Board shall from time to time prescribe. If no officer has been named as Secretary, the duties of the Secretary shall be performed by the President or a person designated by the President.

     SECTION 4.10 The Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name of and to the credit of the Corporation in such banks and other depositories as may be designated by the Board, or in the absence of direction by the Board, by the President; he shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the directors at the regular meetings of the Board or whenever they may require it, a statement of all his transactions as Treasurer and an account of the financial condition of the Corporation; and, in general, he shall perform all the duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the Board. He may sign, with the President or a Vice President, certificates of stock of the Corporation. If no officer has been named as Treasurer, the duties of the Treasurer shall be performed by the President or a person designated by the President.

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ARTICLE IV - continued

     SECTION 4.11 Compensation. The Board shall have the power to set the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to set the compensation of such subordinate officers.


                                    ARTICLE V

                    AUTHORITY TO INCUR CORPORATE OBLIGATIONS

     SECTION 5.1 Limit on Authority. No officer or agent of the Corporation shall be authorized to incur obligations on behalf of the Corporation except as authorized by the Articles or these Bylaws, or by resolution of the Board or the shareholders. Such authority may be general or confined to specific instances.

     SECTION 5.2 Contracts and Other Obligations. To the extent authorized by the Articles or these Bylaws, or by resolution of the Board or the shareholders, officers and agents of the Corporation may enter into contracts, execute and deliver instruments, sign and issue checks, and otherwise incur obligations on behalf of the Corporation.


                                   ARTICLE VI

                            SHARES AND THEIR TRANSFER

     SECTION 6.1 Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board. Such certificates shall be signed by the President or a Vice President and by the Secretary or an assistant secretary. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or one of its employees. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board may prescribe.

     SECTION 6.2 Issuance. Before the Corporation issues shares, the Board shall determine that the consideration received or to be received for the shares is adequate. A certificate shall not be issued for any share until such share is fully paid.

     SECTION 6.3 Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                                       9
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                                   ARTICLE VII

                                   FISCAL YEAR

     The fiscal year of the Corporation shall be December 31.


                                  ARTICLE VIII

                                    DIVIDENDS

     From time to time the Board may declare, and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles.


                                   ARTICLE IX

                                 INDEMNIFICATION

     The Corporation may indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent permitted by law, the Articles or these Bylaws, and shall indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent required by law, the Articles or these Bylaws. The Corporation's obligations of indemnification, if any, shall be conditioned on the Corporation receiving prompt notice of the claim and the opportunity to settle and defend the claim. The Corporation may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the Corporation.

                                    ARTICLE X

                         REPEAL, ALTERATION OR AMENDMENT

     These Bylaws may be repealed, altered, or amended, or substitute Bylaws may be adopted at any time by a majority of the Board at any regular or special meeting, or by the shareholders at a special meeting called for that purpose. Any amendment made by the shareholders may not be amended by the Board unless authorized by the shareholders. No amendment made by the Board that impairs the rights of any shareholder shall be valid.

     IN WITNESS WHEREOF, the undersigned, being the sole director of Master Distribution Systems, Inc., adopt the foregoing Bylaws, effective as of the date first written above.

                                                     DIRECTOR:

                                                     /s/ Harry P. Beugelink
                                                     ------------------------
                                                         Harry P. Beugelink

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